UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2009

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Darryl M. Burman

Group 1 Automotive, Inc. (the "Company") entered into an Employment Agreement with Darryl M. Burman to be effective December 1, 2009 (the "Employment Agreement"). A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In accordance with the Employment Agreement, the Company has agreed, subject to the terms and conditions of the Employment Agreement, to employ Mr. Burman through November 30, 2011. The Employment Agreement provides that Mr. Burman’s annual base salary is $357,500. However, on February 15, 2009, Mr. Burman's salary of $357,500 was reduced by 10 percent attributed to cost cutting measures that impacted all executive officers and to date has not been reinstated. The base salary may be increased from time to time by the Company. The base salary may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers of the Company.

Mr. Burman's annual incentive compensation will be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion in accordance with the terms of the Company’s annual incentive compensation program.

Mr. Burman is also entitled to participate, on the same basis generally as the Company’s other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Burman will be furnished one "demonstrator vehicle" of his choice and a vehicle allowance totaling $941.67 per month.

In the event of an "involuntary termination" of Mr. Burman's employment, Mr. Burman will be entitled to continue to receive a payment in an amount equal to his base salary, divided by twelve (12) and multiplied by the greater of (i) twelve (12) months or (ii) the number of months remaining in the term, payable in a single lump sum payment on the first day of the seventh month following his separation from service. In addition, Mr. Burman shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company's annual incentive compensation program and paid in a single lump sum payment at the later of (1) the first day of the seventh month following his separation from service, or (2) March 15 of the year following the release of earnings for the year in which separation from service occurred. Upon an involuntary termination, all restricted stock and stock options granted under the Agreement will become 100% vested (and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the Employment Agreement). Mr. Burman would also be eligible for the use of the "demonstrator vehicle" for six months from date of termination.

An "involuntary termination" includes:
• termination of Mr. Burman by the Company without cause (as defined in the Employment Agreement);
• a material breach of Mr. Burman's employment agreement by the Company;
• the relocation of Mr. Burman by more than 50 miles unless he agrees to such relocation;
• a material diminution in his position, duties or authority; or
• a reduction in his base salary within six months after the dissolution, merger, sale of substantially all of the assets or certain other Corporate Changes (as defined in the Employment Agreement) of the Company.

In the event of a Corporate Change (as defined in the Employment Agreement), Mr. Burman will be entitled to receive a payment equal to his base salary then in effect, divided by twelve (12) and multiplied by fifteen (15) months. Upon Mr. Burman's death or long-term disability, his restricted stock and stock options granted under the Agreement will become 100% vested. In the event of disability, Mr. Burman would be eligible for the use of the "demonstrator vehicle" for six months.

We are not obligated to pay any amounts to Mr. Burman other than his pro rata base salary through the date of his termination upon:

• voluntary termination of employment by Mr. Burman; or
• termination of employment by us for cause (as defined in the Employment Agreement).

Based on a separate existing Incentive Compensation and Non-Compete Agreement (the "Agreement"), Mr. Burman for a period of one year after his termination of employment with the Company, has agreed not to compete with the Company and not to induce any employee of the Company to leave his employment with the Company or hire any employee of the Company. Notwithstanding any of the prohibitions contained in Section 2.1(a) of the Agreement to the contrary, Mr. Burman shall not be prohibited from immediately engaging in the practice of law, independently or with a law firm, and from performing legal services on behalf of Employer or any business competitive with any line of business conducted by Employer or any of its subsidiaries or affiliates (including, without limitation, any public or private auto retailer), regardless of termination for cause, voluntary termination, involuntary termination, or expiration of the Employment Agreement.

Policy on Payment or Recoupment of Perfomance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatement

On November 12, 2009, the Compensation Committee of the Board of Directors of the Company approved a policy on payment or recoupment of performance-based cash bonuses and performance-based stock bonuses in the event of certain restatement, providing that the Company will require the payment or reimbursement (to the extent permitted by governing law) of all or a portion of any performance-based cash or performance-based stock bonus after January 1, 2009 where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement and (b) a higher or lower payment would have been made to the employee based upon the restated financial results. In each such instance, the Company will, to the extent practicable: (a) either make payment to or seek to recover the cash amount by which the individual employee’s annual performance-based bonus was calculated based on the restated financial results; provided that the Company will not pay or seek to recover bonuses paid more than three years prior to the date the applicable restatement is disclosed; (b) cause the award or cancellation of any performance-based stock awards; and (c) seek reimbursement of any unearned gains realized on the release of performance-based stock attributable to such awards.

Item 8.01 Other Events.

On November 12, 2009, the Company's Board of Directors adopted Stock Ownership Guidelines for Section 16 executive officers ("Officers") and members of the Board of Directors ("Directors") requiring such individuals to maintain a minimum number of shares of Company stock while they are employed in such capacities with the Company. The dollar value of stock ownership is based on base salary times a multiple divided by the previous 36-month average stock price as calculated on December 31st of each year. The multiple applicable to the respective Officers shall be: (i) 4 times annual base salary for the CEO and the President, (ii) 2 times annual base salary for Senior Vice Presidents, and (iii) one times annual base salary for all Vice Presidents. The ownership guideline for Directors is 10,000 shares. Stock ownership levels should be achieved by each Officer and Director within five years of the adoption of these guidelines, or within five years of first appointment as an Officer or Director. A copy of the Stock Ownership Guidelines is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Group 1 Automotive, Inc. and Darryl M. Burman, dated November 12, 2009.

99.1 Group 1 Automotive, Inc. Stock Ownership Guidelines for Section 16 Executive Officers and Non-Employee Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

November 16, 2009	By:	John C. Rickel

Name: John C. Rickel
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Group 1 Automotive, Inc. and Darryl M. Burman, dated November 12, 2009.
99.1	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors.